UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 11, 2022
____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 683-0100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NATI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2022, National Instruments Corporation (the “Company”) and Jason Green, came to a mutual agreement that Mr. Green would step down as the Company’s Chief Revenue Officer and Executive Vice President, Portfolio Business Unit and depart the Company effective December 31, 2022. In connection with Mr. Green’s departure from the Company, the Company and Mr. Green entered into a transition agreement and release (the “Transition Agreement”).  Pursuant to the Transition Agreement, Mr. Green will continue serving with the Company through December 31, 2022, and the parties agreed that Mr. Green will be eligible for the benefits offered under the separation agreement and release attached as an exhibit to the Transition Agreement (the “Separation Agreement”), provided that Mr. Green executes and does not revoke the Separation Agreement and that the Separation Agreement becomes effective under its terms. The Transition Agreement contains, among other things, a general release of claims in favor of the Company, a payment from the Company to Mr. Green for executive transition services, certain other provisions with respect to confidentiality, non-interference, and non-disparagement, and a restatement of Mr. Green’s non-competition and non-solicitation obligations to the Company.

Pursuant to the Separation Agreement, in exchange for a general release of claims in favor of the Company as contemplated by the Transition Agreement, and contingent upon compliance with the terms of the Separation Agreement and the conditions contained therein, Mr. Green will receive: (i) 12 months of his annual base salary, which shall be paid in the form of salary continuation, (ii) the payment of a lump sum total of 100% of his bonus, at an annual target of 100% of his base salary, for which he would have been eligible under the Executive Incentive Program had he remained employed on the bonus payment date, to be paid at such time the Executive Incentive Program bonus is paid to other senior executives of the Company and (iii) the reimbursement, or payment directly on his behalf, for the premiums for healthcare continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) through December 31, 2023, or the date that he becomes eligible for coverage under a subsequent employer’s plan.  In addition, 22,582 of his unvested equity awards that are subject only to service-based vesting, will vest on the Effective Date (as defined in the Separation Agreement).

The foregoing description of the Transition Agreement, including the Separation Agreement attached as an exhibit thereto, set forth under this Item 5.02 do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Transition Agreement filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 15, 2022, the Company issued a press release announcing, among other things, Mr. Green’s departure from the Company.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Transition Agreement and Release Agreement by and between the Company and Jason Green
99.1	Press Release, dated November 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ R. Eddie Dixon, Jr.
Name: R. Eddie Dixon, Jr. Title: Chief Legal Officer, Senior Vice President & Secretary

Date:  November 15, 2022